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                                                               EXHIBIT 10.13

                      DELPHI AUTOMOTIVE SYSTEMS CORPORATION

              DEFERRED COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS



   I.  Name and Purpose

        The name of this plan is the Delphi Automotive Systems Corporation Deferred Compensation Plan for Non-Employee Directors (the "Plan"). Its purpose is to establish a mechanism for the mandatory deferral portion of director fees into stock units and provide Non-Employee Directors of the Delphi Automotive Systems Corporation (the "Corporation" or "Delphi") with an opportunity to defer remaining compensation earned as a Director.

  II.  Effective Date

        The Plan shall be effective at the time of the IPO.

 III.  Participants

        Any Director of the Corporation who is not an employee of the Corporation or of a subsidiary of the Corporation is eligible to participate in the Plan (the "Participant"). The Plan will establish for each Participant an unfunded deferred compensation account.

  IV.  Election of Deferral; Required Deferral

        (A) On or before December 31 of any year, each Director, or nominee for election to Director, must make an irrevocable election to defer receipt of all or a specified portion of the compensation (exclusive of expense reimbursement) otherwise payable during the following year for serving on the Board of Directors of the Corporation and its Committees and for attending meetings of the Board. Such compensation will be credited to the Participant's deferred compensation account on the date the compensation is otherwise payable.

        (B) For a newly elected Director, the election under the deferral plan for the remainder of the calendar year in which the Director joins the Board will be made prior to the month in which the initial income to be deferred is payable.

        (C) During 1999, the election under the Plan for the deferral of cash compensation for the remainder of the 1999 calendar year will be made within 30 days after the effective date of the Plan set forth in Section II to defer cash compensation earned after the date of the deferral election.

        (D) Each annual election will include the method by which the value of amounts deferred will be measured and distributed in accordance with Sections V and VI below, respectively.

        (E) Each Director, other than the lead Director, will be paid 50% of his or her annual compensation by a grant of stock based units which will be deferred in accordance with Section V(B)(2) below. The lead Director will be paid two-thirds of his annual compensation by a grant of stock based units, also deferred in accordance with Section V(B)(2) below.

   V.  Value of Deferred Compensation Accounts

        (A) A Participant's compensation will be deferred by means of a stock-based option.


                                                    Board of Directors
                                                     December 22, 1998

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        (B)  Deferred compensation will be held for the Participant's account in the general funds of the Corporation. In accordance with the Participant's instructions, deferred amounts will be credited as follows:


             Stock-Based Option

                    Amounts deferred under this option will be converted into units representing the Corporation's Common Stock, determined by dividing the amount of deferred compensation in each calendar quarter by the average daily closing market price of such stock as reported in The Wall Street Journal for that calendar quarter. On the dividend payment date dividend equivalents in the form of additional units will be credited to the Participant's account equal to the sum of the per share cash dividend multiplied by the number of units in the Participant's account and then divided by the average market price of such stock on the payment date. In the event of any change in the number or kind of any outstanding shares of the Corporation, appropriate adjustments will be made in the number of units credited to a Participant's account. Amounts credited to the Participant's account will continue to accrue dividend equivalents until distributed in accordance with the Plan. Units will be calculated to the nearest thousandth. Average market price on any valuation date under the Plan is defined as the mean of the highest and lowest sales prices of the stock as reported in The Wall Street Journal.

        (C) In the event that the Participant's account has been credited with units calculated as provided in Section V(B), the value of such portion of the account for purposes of distribution to the Participant will be determined by multiplying the number of units by the average daily closing market price of the stock they represent as reported in The Wall Street Journal for the calendar quarter preceding delivery.

        (D) A Participant will not have any interest in the deferred compensation held in his or her account until it is distributed in accordance with the Plan.

  VI.  Method of Distribution of Deferred Compensation

        (A) No withdrawal may be made from the Participant's deferred compensation account except as provided in this Section VI.

        (B) The value of a Participant's deferred compensation account is payable in cash, in a lump sum. The distribution of the deferred compensation shall be made as soon as practical in January of the year following termination as a Director.


 VII.  Manner of Electing Deferral

        A Participant may elect to defer all or any portion of his or her cash compensation by giving written notice to the Corporation before January 1 of the year in which the compensation is earned. Such notice will include:

           (a) the percent (50% or 100%) of his or her cash compensation, to be deferred in Delphi units, to be payable in cash in one lump sum in January of the year following termination from the Board, or



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                                                    Board of Directors
                                                     December 22, 1998

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           (b)   the authorization to receive cash compensation in the year it is earned.

        In subsequent annual elections, the participant may change his or her election.

        A copy of the required form of notice is attached and made a part hereof.

VIII.  Distribution Upon Death

        If any Participant dies while a Director, or thereafter, before receiving all funds deferred for his or her account, the unpaid amount in the Participant's account will be paid to his or her beneficiary; but if none has been designated, to his or her estate, in one lump sum. The value of the account on the date of payment will be determined in accordance with the provisions of Sections V and VI above, respectively.

  IX.  Participant's Rights Unsecured

        The right of any Participant to receive future installments under the provisions of the Plan will be an unsecured claim against the general assets of the Corporation.

   X.  Non-Assignability

        The right of a Participant to the payment of deferred compensation as provided in this Plan may not be assigned, transferred, pledged or encumbered or be subject in any manner to alienation or anticipation.

  XI.  Statement of Account

        Statements will be sent to Participants as soon as practical each year as to the value of the deferred compensation accounts as of the end of the previous year.

 XII.  Administration

        The Administrator of this Plan is the Delphi Strategy Board. The Administrator has authority to adopt rules and regulations for carrying out the Plan and to interpret, construe and implement the provisions thereof.

XIII.  Business Days

        If any date specified herein falls on a Saturday, Sunday or legal holiday, such date will be deemed to refer to the next business day after that date.

 XIV.  Amendment and Termination

        This Plan may at any time be amended, modified, or terminated by the Delphi Strategy Board; provided, however, that these Plan provisions will not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act of 1974, as amended, or the regulations thereunder. No amendment, modification or termination will, without the consent of a Participant, adversely affect such Participant's rights with respect to amounts accrued in his or her deferred compensation account.



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                                                    Board of Directors
                                                     December 22, 1998